Exhibit 21

MAGELLAN HEALTH, INC.

LIST OF SUBSIDIARIES

Entity Name:	Jurisdiction of Domicile:
Magellan Pharmacy Services, Inc.	Delaware
Subsidiaries:
AdvoCare of Tennessee, Inc.	Tennessee
Magellan Method, LLC (f/k/a CDMI, LLC)	Rhode Island
Magellan Administrative Services, LLC	Delaware
Magellan Behavioral Health of New Jersey, LLC	New Jersey
Magellan Behavioral of Michigan, Inc.	Michigan
Magellan Health Services of California, Inc. – Employer Services	California
Magellan Rx Management IPA, Inc.	New York
Magellan Rx Pharmacy, LLC	Delaware
Magellan Rx Pharmacy, LLC	Tennessee
Subsidiary:
ONCORE Healthcare, LLC	Delaware
Magellan Pharmacy Solutions, Inc.	Delaware
Magellan Rx Management, LLC	Delaware
Subsidiaries:
VRx, LLC	Utah
4-D Pharmacy Management Systems, LLC	Utah
Veridicus Holdings, LLC	Utah
Subsidiaries:
VRx Pharmacy, LLC	Utah
Veridicus Consulting, LLC	Utah
Veridicus Rx, LLC	Utah
Alliance Enrollment Techology, LLC	Utah
Veridicus Acquisition, LLC	Utah
Magellan Healthcare, Inc.	Delaware
Subsidiaries:
Armed Forces Services Corporation	Virginia
Arizona Biodyne, Inc.	Arizona
Aurelia Health, LLC	Arizona
Subsidiaries:
Michael B. Bayless & Associates, LLC	Arizona
Justin M. Bayless and Associates, LLC	Arizona
Continuum Behavioral Healthcare Corporation	Delaware
Cobalt Therapeutics, LLC	Delaware

Subsidiary:
Cobalt Software, LLC	Delaware
Granite Alliance Insurance Company	Utah
MBC of America, Inc.	Delaware
Subsidiary:
Empire Community Delivery Systems, LLC	New York
Magellan Behavioral Health of Connecticut, LLC	Connecticut
Magellan Choices for Families, LLC	Nebraska
Magellan Complete Care, Inc.	Delaware
Magellan Complete Care of Louisiana, Inc.	Louisiana
Magellan Complete Care of Nebraska, Inc.	Nebraska
Magellan Complete Care of Pennsylvania, Inc.	Pennsylvania
Magellan Complete Care of Texas, Inc.	Texas
Magellan Healthcare Provider Group, Inc.	Maryland
Magellan Medicaid Administration, Inc.	Virginia
Subsidiaries:
FHC, Inc.	Canada
Provider Synergies, LLC	Ohio
Human Affairs International of California	California
Magellan Behavioral Health of Florida, Inc.	Florida
Magellan Behavioral Health of Nebraska, Inc.	Nebraska
Magellan Behavioral Health Systems, LLC	Utah
Magellan Health QIO, LLC	Nebraska
Magellan Health Services of Arizona, Inc.	Arizona
Magellan Health Services of New Mexico, Inc.	New Mexico
HealthPeaksMD, LLC (f/k/a Magnet, LLC)	Delaware
Merit Health Insurance Company	Illinois
Magellan Life Insurance Company	Delaware
Magellan of Idaho, LLC	Idaho
Magellan of Ohio, Inc.	Ohio
U.S. IPA Providers, Inc.	New York
Merit Behavioral Care Corporation	Delaware

Subsidiaries:
Magellan HRSC, Inc.	Ohio
Magellan Behavioral Health of Pennsylvania, Inc.	Pennsylvania
Continuum Behavioral Care, LLC	Rhode Island
Magellan Providers of Texas, Inc.	Texas
MBC of North Carolina, LLC	North Carolina
Magellan Behavioral Care of Iowa, Inc.	Iowa
PPC Group, Inc.	Delaware
P.P.C., Inc.	Missouri
National Imaging Associates, Inc.	Delaware
Subsidiaries:
Accountable Cardiac Care of Mississippi, LLC	Mississippi
NIA IPA of New York, Inc.	New York
National Imaging Associates of Pennsylvania, LLC	Pennsylvania
National Imaging of CA, Inc.	California
NIA Iowa, Inc.	Iowa
NIA/Magellan Specialty Management, Inc.	Delaware
Magellan Capital, Inc.	Delaware
Magellan Financial Capital, Inc.	Nevada